CLYDE BAILEY P.C.
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                                                    Certified Public Accountant
                                                       10924 Vance Jackson #404
                                                       San Antonio, Texas 78230
                                                           (210) 699-1287(ofc.)
                                           (888) 699-1287  (210) 691-2911 (fax)

                                                                        Member:
                                                    American Institute of CPA's
                                                         Texas Society of CPA's



August 30, 2002


I consent to the use, of my report dated January 30, 2002, in the Form SB2, on the financial statements of AA Consulting Inc., dated December 31, 2001, included herein and to the reference made to me.


/s/ Clyde Bailey
Clyde Bailey